UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2023

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: (973) 736-9340 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock No Par Value	LINC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 8, 2023, Nashville Acquisition, LLC, a subsidiary of Lincoln Educational Services Corporation (the “Company”), consummated the previously reported contemplated sale of approximately 16  acres of property located at 1524 Gallatin Road, Nashville, Tennessee (the “Nashville Sale”), at which the Company operates its Nashville campus, to East Nashville Owner, LLC, an affiliate of SLC Development, LLC, a subsidiary of Southern Land Company (“SLC”), pursuant to the Contract for the Purchase of Real Estate, dated September 21, 2021, as amended (the “Sale Agreement”), for a purchase price of approximately $33.8 million.

Pursuant to the terms of the Sale Agreement, the Company has negotiated a lease agreement with SLC allowing it to continue to occupy the property and operate the Nashville campus for a period of 15 months, rent-free, and including, thereafter, three options to extend the lease beyond the initial 15-month term for consecutive 30-day terms at $150,000 per extension term. As previously reported, the Company intends ultimately to relocate its Nashville campus to a newer, state-of-the-art property in the Nashville metropolitan area but has not yet determined a location.

The net proceeds are approximately $33.2 million, net of closing costs, from the Nashville Sale which will be available for working capital, acquisitions, other strategic initiatives and general corporate purposes. The property’s carrying value is approximately $4.5 million.  The estimated fair value of the rent for the 15-month rent-free period is between $2.0 million and $2.5 million.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 13, 2023, the Company issued a press release announcing the closing of the Nashville Sale.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained under this Item 8.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.1	Press Release of Lincoln Educational Services Corporation, dated June 13, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: June 13, 2023

	By:	/s/ Brian K. Meyers
Name:	Brian K. Meyers
Title:	Executive Vice President, Chief Financial Officer
and Treasurer